As filed with the Securities and Exchange Commission on March 11, 2015

Registration No. 333-99535

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT
 UNDER
THE SECURITIES ACT OF 1933

WEIS MARKETS, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	24-0755415 (I.R.S. Employer Identification No.)
1000 South Second Street Sunbury, Pennsylvania (Address of principal executive offices)	17801 (Zip Code)

1985 STOCK OPTION PLAN
1995 STOCK OPTION PLAN
(Full title of the plan)

Scott Frost
Weis Markets, Inc.
1000 South Second Street
Sunbury, Pennsylvania 17801
(Name and address of agent for service)

(570) 286-4571
(Telephone number, including area code, of agent for service)

Copy to
Pasquale D. Gentile, Jr.
Reed Smith LLP
225 Fifth Avenue
Pittsburgh, Pennsylvania 15222
412-288-4112

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

              Large accelerated filer   [   ]                                                                                         Accelerated filer   [X]

              Non-accelerated filer   [   ]                                                                                           Smaller reporting company   [   ]

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

      This Post-Effective Amendment relates to the Registration Statement on Form S-8 (Registration No. 333-99535) (the "Registration Statement") of Weis Markets, Inc., a Pennsylvania corporation (the "Company"), pertaining to the registration of 304,100 shares of Common Stock pursuant to the Registration Statement filed with the Securities and Exchange Commission on September 13, 2002.

      In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that have been registered for issuance that remain unsold at the termination of the offerings under the Company's 1985 Stock Option Plan and 1995 Stock Option Plan, the Company hereby terminates the effectiveness of the Registration Statement and, by means of this Post-Effective Amendment, removes from registration any and all shares of Common Stock that have been registered for issuance but that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sunbury, Commonwealth of Pennsylvania, on March 11, 2015.

WEIS MARKETS, INC.

By:	/s/ Jonathan H. Weis
Jonathan H. Weis
Vice Chairman, President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 11, 2015.

Signature	Title

/s/ Robert F. Weis	Chairman of the Board of Directors
Robert F. Weis

/s/ Jonathan H. Weis	Vice Chairman of the Board of Directors,
Jonathan H. Weis	President and Chief Executive Officer
(Principal Executive Officer)

/s/ Scott F. Frost	Senior Vice President, Chief Financial Officer
Scott F. Frost	and Treasurer
(Principal Financial Officer)

s/ Harold G. Graber	Senior Vice President of Real Estate and
Harold G. Graber	Development and Secretary, and Director

s/ Edward J. Lauth III	Director
Edward J. Lauth III

S/ Gerrald B. Silverman	Director
Gerrald B. Silverman

s/ Glenn D. Steele Jr.	Director
Glenn D. Steele, Jr.

s/ Jeanette R. Rogers	Corporate Controller
Jeanette R. Rogers	(Principal Accounting Officer)